Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
JennisonDryden Sector Funds, Inc.:

We consent to the use of our reports incorporated by reference herein and to the references to our firm under the headings “Financial Highlights” in the prospectuses and “Other Service Providers” and “Financial Statements” in the statement of additional information.

New York, New York
January 29, 2010